Exhibit 99.1

News Release

Contact:	David Amy, EVP & Chief Financial Officer
Lucy Rutishauser, VP-Corporate Finance & Treasurer
(410) 568-1500

SINCLAIR REPORTS FIRST QUARTER 2009 RESULTS

    BALTIMORE (May 6, 2009) — Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three months ended March 31, 2009.

    Commenting on the quarter, David Smith, President and CEO of Sinclair, stated, “While first quarter net broadcast revenues exceeded our guidance, we are still not seeing any meaningful improvements in the economy or increased visibility on the revenue side in the second quarter.  As such, our expectation is for net broadcast revenues in the second quarter to finish down by high teen percents, similar to our first quarter results.  Additionally, it is unclear how Chrysler’s bankruptcy and a potential filing by General Motors will affect our business in 2009.   Nonetheless, we continue to be disciplined on the cost side and look for additional ways to offset the declines in revenues.  First quarter television station operating expenses, which were down 10.4%, was largely due to the cost cutting measures we implemented in the fourth quarter of 2008.”

Financial Results:

    Net broadcast revenues from continuing operations were $131.3 million for the three months ended March 31, 2009, a decrease of 18.4% versus the prior year period result of $160.9 million.  The Company had an operating loss of $106.7 million in the three-month period, as compared to operating income of $46.2 million in the prior year period.  Included in the first quarter 2009 results was a $130.1 million ($100.8 million net of taxes) non-cash impairment of goodwill and other intangible assets charge.  The Company had a net loss attributable to Sinclair Broadcast Group of $85.7 million in the three-month period versus net income of $15.0 million in the prior year period.  The Company reported a diluted loss per common share of $1.06 for the three-month period versus diluted earnings per common share of $0.17 in the prior year period.  Excluding the impairment charge, net income would have been $15.2 million with a diluted earnings per common share of $0.19.

Operating Statistics and Income Statement Highlights:

•                  Political revenues were $0.3 million in the first quarter 2009 versus $3.2 million in the first quarter 2008.   Revenues from retransmission consent agreements were $21.1 million in the first quarter 2009 as compared to $19.6 million in the first quarter 2008.

•                  Local advertising revenues were down 18.3% in the first quarter 2009 while national advertising revenues were down 31.3% versus the first quarter 2008.  Excluding political revenues, local advertising revenues were down 17.3% and national advertising revenues were down 28.8% in the first quarter 2009.  Advertising spending categories that were down the most were automotive, services, movies, fast food and pharmacy.  Services, now our largest category representing 16.7% of time sales, was down 19.2% while automotive, our second largest category representing 13.7% of time sales, was down 46.3% in the quarter.  Local advertising revenues, excluding political revenues, represented 70.6% of advertising revenues in the first quarter 2009.

•                  Time sales on our FOX, ABC, MyNetworkTV, CW, CBS and NBC stations were down 25.1%, 24.8%, 15.9%, 21.7%, 12.3% and 18.4% in the first quarter 2009, respectively.

•                  With all but two markets reporting, our stations, on average, grew their total market share including political revenues, increasing from 18.4% to 18.8%.

•                  The Company recorded a $130.1 million non-cash charge ($100.8 million after tax) related to the impairment of goodwill and other intangible assets.

•                  During the quarter, the Company received digital equipment at seven stations in exchange for comparable analog equipment as a result of vacating certain analog spectrum to be used for public safety.  As a result, the Company recorded a $1.2 million non-cash gain on the equipment exchange.

•                  During the first quarter 2009, the Company invested $6.4 million, net of cash distributions, in various ventures.

Balance Sheet and Cash Flow Highlights:

•                  Debt on the balance sheet, net of $11.2 million in cash, was $1,321.6 million at March 31, 2009 versus net debt, restated for FSP APB 14-1, of $1,345.8 million at December 31, 2008.

•                  As of March 31, 2009, 45.0 million Class A common shares and 34.5 million Class B common shares were outstanding, for a total of 79.5 million common shares outstanding.

•                  The Company repurchased $50.7 million face amount of its 3% senior convertible bonds in the open market during the first quarter 2009.

•                  As previously announced, the Company repurchased $1.0 million face amount of its 6% subordinated convertible bonds in the open market during the first quarter 2009.

•                  The Company repurchased 1.5 million shares of its Class A common stock in the open market during the first quarter 2009.

•                  Capital expenditures in the first quarter were $2.8 million.

•                  Program contract payments for continuing operations were $23.7 million in the first quarter.

Notes:

    “Discontinued Operations” accounting has been adopted in the financial statements for all periods presented in this press release.  As such, the results from operations, net of related income taxes, have been reclassified from income from continuing operations and reflected as net income from discontinued operations.

FAS 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51, has been adopted for all periods presented in this press release.  As such, minority interests are now recognized in equity separate from the parent’s equity and the net income attributable to the noncontrolling interest is included on the face of the income statement.

FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion has been adopted for all periods presented in this press release.  As such, our 3% senior convertible bonds are accounted for in its liability and equity components, thereby recording a debt discount.

Prior year amounts have been reclassified to conform to current year GAAP presentation.

Forward-Looking Statements:

        The matters discussed in this press release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results.  When used in this press release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” and similar expressions are intended to identify forward-looking statements.  Such statements are subject to a number of risks and uncertainties.  Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions identified in this release, but not limited to, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast or refinance our debts as they become due, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television Network and MyNetworkTV programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and the other risk factors set forth in the Company’s most recent reports on Form 10-Q and Form 10-K, as filed with the Securities and Exchange Commission.  There can be no assurances that the assumptions and other factors referred to in this release will occur.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Outlook:

    In accordance with Regulation FD, Sinclair is providing public dissemination through this press release of its expectations for certain components of its second quarter 2009 and full year 2009 financial performance.  The Company assumes no obligation to update its expectations.  All matters discussed in the “Outlook” section are forward-looking and, as such, persons relying on this information should refer to the “Forward-Looking Statements” section above.

    “We are not expecting meaningful revenue improvements in the second quarter compared to our first quarter declines,” commented David Amy, EVP and CFO.  “In addition, auto, services, retail and fast food continue to remain a concern, given the continued crisis in the credit markets.”

•                  The Company expects second quarter 2009 station net broadcast revenues from continuing operations, before barter, to be down approximately high teen percents, as compared to second quarter 2008 station net broadcast revenues, before barter, of $163.7 million.  This includes the absence of $3.4 million in incremental political revenues as compared to second quarter 2008.

•                  The Company expects barter revenue and barter expense each to be approximately $12.2 million in the second quarter.

•                  The Company expects continuing operations station production expenses and station selling, general and administrative expenses (together, “television expenses”), before barter expense, in the second quarter to be approximately $69.2 million, a 7.1% decrease from second quarter 2008 television expenses of $74.4 million.  On a full year basis, television expenses are expected to be approximately $272.7 million, down 7.6% as compared to 2008 television expenses of $295.1 million.  The 2009 television expense forecast includes $0.1 million of stock-based compensation expense for the quarter and $0.2 million for the year, as compared to the 2008 actuals of $0.4 million and $1.8 million for the quarter and year, respectively.

•                  The Company expects program contract amortization expense to be approximately $22.7 million in the second quarter and $81.9 million for 2009, as compared to the 2008 actuals of $21.8 million and $84.4 million for the quarter and year, respectively.

•                  The Company expects program contract payments to be approximately $19.2 million in the second quarter and $82.7 million for 2009, as compared to the 2008 actuals of $20.4 million and $82.3 million for the quarter and year, respectively.

•                  The Company expects corporate overhead to be approximately $6.4 million in the second quarter and $24.6 million for 2009, as compared to the 2008 actuals of $7.5 million and $26.3 million for the quarter and year, respectively.  The 2009 television expense forecast includes $0.2 million of stock-based compensation expense for the quarter and $0.8 million for the year, as compared to the 2008 actuals of $2.3 million and $4.3 million for the quarter and year, respectively.

•                  The Company expects other operating division revenues less other operating division expenses to be $0.8 million of income in the second quarter, assuming no acquisition or divestiture activity, as compared to the 2008 actuals of a $0.7 million loss.

•                  The Company expects depreciation on property and equipment to be approximately $10.6 million in the second quarter and $43.8 million for 2009, assuming the capital expenditure assumptions below, and as compared to the 2008 actuals of $11.6 million and $44.8 million for the quarter and year, respectively.

•                  The Company expects amortization of acquired intangibles to be approximately $4.5 million in the second quarter and $19.0 million for 2009, as compared to the 2008 actuals of $4.5 million and $18.3 million for the quarter and year, respectively.

•                  The Company assesses goodwill and other intangible impairment each quarter and may need to record additional impairment of goodwill and other intangible assets in future quarters.

•                  The Company expects net interest expense to be approximately $18.6 million in the second quarter and $73.9 million for 2009, assuming no changes in the current interest rate yield curve, changes in debt levels based on the assumptions discussed in this “Outlook” section, and no credit facility amendments or debt refinancings, and also accounting for the adoption of FSP APB 14-1; this compares to the 2008 actuals of $21.8 million and $86.9 million for the quarter and year, respectively.

•                  The Company expects a current tax provision from continuing operations of approximately $0.1 million and $0.2 million in the second quarter and full year 2009, respectively, based on the assumptions discussed in this “Outlook” section.

•                  The Company expects to spend approximately $8.0 million in capital expenditures in the second quarter and approximately $15.0 million in 2009, as compared to the 2008 actuals of $8.7 million and $25.2 million for the quarter and year, respectively.

Sinclair Conference Call:

    The senior management of Sinclair will hold a conference call to discuss its first quarter 2009 results on Wednesday, May 6, 2009, at 8:30 a.m. ET.  After the call, an audio replay will be available at www.sbgi.net under “Investor Information/Earnings Webcast.”  The press and the public will be welcome on the call in a listen-only mode.  The dial-in number is (877) 407-9205.

About Sinclair:

    Sinclair Broadcast Group, Inc., one of the largest and most diversified television broadcasting companies, owns and operates, programs or provides sales services to 58 television stations in 35 markets.  Sinclair’s television group reaches approximately 22% of U.S. television households and is affiliated with all major networks.  Sinclair owns equity interests in various non-broadcast related companies.

    The Company regularly uses its website as a key source of Company information and can be accessed at www.sbgi.net.

Sinclair Broadcast Group, Inc. and Subsidiaries

Preliminary Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
REVENUES:
Station broadcast revenues, net of agency commissions	$131,305	$160,892
Revenues realized from station barter arrangements	11,898	14,638
Other operating divisions revenues	11,535	11,127
Total revenues	154,738	186,657

OPERATING EXPENSES:
Station production expenses	34,943	38,855
Station selling, general and administrative expenses	30,910	34,611
Expenses recognized from station barter arrangements	10,228	13,517
Amortization of program contract costs and net realizable value adjustments	20,758	19,709
Other operating divisions expenses	12,251	11,934
Depreciation of property and equipment	11,933	10,553
Corporate general and administrative expenses	6,359	6,721
Amortization of definite-lived intangible assets and other assets	5,201	4,539
Gain on asset exchange	(1,236)	—
Impairment of goodwill, intangible and other assets	130,098	—
Total operating expenses	261,445	140,439
Operating (loss) income	(106,707)	46,218

OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(18,374)	(22,668)
Interest income	26	181
Gain from sale of assets	27	38
Gain (loss) from extinguishment of debt	18,986	(286)
Gain from derivative instruments	—	999
(Loss) income from equity and cost method investments	(445)	695
Other income, net	648	372
Total other income (expense)	868	(20,669)
(Loss) income from continuing operations before income taxes	(105,839)	25,549

INCOME TAX BENEFIT (PROVISION)	18,800	(10,463)
(Loss) income from continuing operations	(87,039)	15,086

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of related income tax provision of $108 and $139, respectively	(108)	(131)
NET (LOSS) INCOME	(87,147)	14,955

Net loss (income) attributable to the noncontrolling interest	1,492	(5)
NET (LOSS) INCOME ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$(85,655)	$14,950

BASIC AND DILUTED (LOSS) EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
(Loss) earnings per share from continuing operations	$(1.06)	$0.17
Earnings per share from discontinued operations	$—	$—
(Loss) earnings per share	$(1.06)	$0.17
Weighted average common shares outstanding	80,815	87,342
Weighted average common and common equivalent shares outstanding	80,815	94,054
Dividends declared per share	$—	$0.20

AMOUNTS ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP COMMON SHAREHOLDERS
(Loss) income from continuing operations, net of tax	$(85,547)	$15,081
Loss from discontinued operations, net of tax	(108)	(131)
Net (loss) income	$(85,655)	$14,950

Preliminary Unaudited Consolidated Historical Selected Balance Sheet Data:

(In thousands)

	March 31, 2009	December 31, 2008
Cash & cash equivalents	$11,232	$16,470
Total current assets	168,880	203,125
Total long term assets	1,457,384	1,613,282
Total assets	1,626,264	1,816,407

Current portion of debt	69,514	69,911
Total current liabilities	215,199	248,335
Long term portion of debt	1,263,284	1,292,367
Total long term liabilities	1,562,683	1,626,772
Total liabilities	1,777,882	1,875,107

Total equity (deficit)	(151,618)	(58,700)
Total liabilities & equity (deficit)	$1,626,264	$1,816,407

Unaudited Consolidated Historical Selected Statement of Cash Flows Data:

(In thousands)

Three Months Ended March 31, 2009
Net cash flow from operating activities	$23,772
Net cash flow used in investing activities	(9,523)
Net cash flow used in financing activities	(19,487)

Net decrease in cash & cash equivalents	(5,238)
Cash & cash equivalents, beginning of period	16,470
Cash & cash equivalents, end of period	$11,232